UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 1997



                     AMERICAN COMMUNICATIONS SERVICES, INC.
               (Exact Name of registrant specified in its charter)

Delaware                           0-25314                  52-1947746
(State or other Jurisdiction of   (Commission File Number) (I.R.S. employer
 Incorporation)                                             Identification No.)


                          131 National Business Parkway
                       Annapolis Junction, Maryland 20701
                    (Address of principal executive offices)
                  Registrant's telephone number: (301) 617-4200

Item 5.  Other Events

                  On December 30, 1997, American Communications Services, Inc. (the "Company") entered into a Loan and Security Agreement with AT&T Commercial Finance Corporation (the "New AT&T Credit Facility") pursuant to which AT&T Commercial Finance Corporation has agreed to provide up to $35 million in financing for (i) the purpose of refinancing (the "Refinancing") all loans owing by each of American Communication Services of Louisville, Inc., American Communication Services of Fort Worth, Inc., American Communication Services of Columbia, Inc., American Communication Services of Greenville, Inc. and American Communication Services of El Paso, Inc. (the foregoing, the "Indebted Subsidiaries") to AT&T Credit Corporation made under a $31.2 million credit facility and (ii) general corporate purposes.

                  The loans under the New AT&T Credit Facility are secured by the capital stock of the material subsidiaries of the Company and the promissory notes (the "Intercompany Notes") of the Indebted Subsidiaries evidencing debt provided by the Company pursuant to the Refinancing. The aggregate outstanding principal balance of the loans is payable in twenty-four (24) consecutive quarterly installments beginning on December 31, 1998 and continuing on each of the last calendar days (or the next succeeding business day if such date is not a business day) of March, June, September and December in each calendar year thereafter through and including September 30, 2004. The principal of borrowed amounts may be prepaid in certain circumstances and must be prepaid, without premium or penalty, in other circumstances. Interest is due quarterly. Interest is variable based on the three-month Commercial Paper Rate or LIBOR Rate plus 4.5% per annum, at the Company's option, and is compounded quarterly. Upon certain events of default, additional interest at a rate of 2% will become payable. In addition, the New AT&T Credit Facility includes covenants, some of which impose certain restrictions on the Company and its material subsidiaries including restrictions on the declaration or payment of dividends, the conduct of certain activities, certain investments, the creation of additional liens or indebtedness, the disposition of assets, transactions with affiliates and extraordinary corporate transactions.

                  In connection with the New AT&T Credit Facility, the Company issued to AT&T Credit Corporation 207,964 shares of its common stock in exchange for AT&T Credit Corporation conveying to the Company (i) 145 shares of common stock of American Communication Services of Columbia, Inc., (ii) 14.5 shares of common stock of American Communication Services of El Paso, Inc., (iii) 145 shares of common stock of American Communication Services of Fort Worth, Inc.,
(iv) 145 shares of common stock of American Communication Services of Greenville, Inc., and (v) 156.3 shares of common stock of American Communication Services of Louisville, Inc. The Company was required to pledge to AT&T Commercial Finance Corporation (i) all of its shares (present and future) of capital stock in its material subsidiaries, along with all options and warrants therein, (ii) the Intercompany Notes and (iii) any proceeds of any of the foregoing. Under certain circumstances, the pledge agreement governing such pledge also restricts the Company's ability to receive and retain dividends in respect of the pledged collateral.

                  A copy of the Loan and Security Agreement, dated as of December 30, 1997, between the Company and AT&T Commercial Finance Corporation, relating to the above-described transaction is attached as Exhibit 99 hereto.


Item 7.  Financial Statements and Exhibits

                  (a)      Not applicable.
                  (b)      Not applicable.
                  (c)      Exhibits.

                  The following  exhibits are filed herewith in accordance  with
Item 601 of Regulation S-K:

  Exhibit No.               Description

  99                        Loan and Security Agreement dated as of
                            December 30, 1997 between American Communications Services, Inc. and AT&T Commercial Finance Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      AMERICAN COMMUNICATIONS SERVICES, INC.
                                      (Registrant)


                                      By:    /s/ Riley M. Murphy
                                             ----------------------
                                      Name:   Riley M. Murphy
                                      Title:  Executive Vice President
                                               Legal and Regulatory Affairs
                                               and Secretary


Date:  January 16, 1998

                                INDEX TO EXHIBITS


Exhibit No.                Description

99                         Loan and Security Agreement dated as of
                           December 30, 1997 between American Communications Services, Inc. and AT&T Commercial Finance Corporation